                                                                    EXHIBIT 10.9






                           REPEATER TECHNOLOGIES, INC.


                              CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT

                                NOVEMBER 25, 1998


                                TABLE OF CONTENTS



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
1.      AGREEMENT TO SELL AND PURCHASE.......................................................1

        1.1    Authorization.................................................................1

        1.2    Sale and Purchase - Closing...................................................1

        1.3    Separate Purchases............................................................2

        1.4    Payments......................................................................2

2.      CLOSING, DELIVERY AND PAYMENT........................................................2

        2.1    Closing.......................................................................2

        2.2    Subsequent Sales..............................................................2

        2.3    Subsequent Closings...........................................................2

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................2

        3.1    Organization, Good Standing and Qualification.................................3

        3.2    Capitalization................................................................3

        3.3    Authorization; Binding Obligations............................................3

        3.4    Financial Statements..........................................................4

        3.5    Agreements; Action............................................................4

        3.6    Changes.......................................................................5

        3.7    Title to Properties and Assets; Liens, etc....................................6

        3.8    Patents and Trademarks........................................................6

        3.9    Compliance with Other Instruments.............................................7

        3.10   Litigation....................................................................7

        3.11   Tax Returns and Payments......................................................7

        3.12   Employees.....................................................................7

        3.13   Registration Rights...........................................................8

        3.14   Compliance with Laws..........................................................8

        3.15   Offering Valid................................................................8

        3.16   Insurance.....................................................................8

        3.17   Shareholders, Directors and Officers; Indebtedness............................8

        3.18   Consents......................................................................8

        3.19   Environmental and Safety Laws.................................................9

        3.20   Composition of Board..........................................................9



                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)



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
        3.21   Minute Books..................................................................9

        3.22   Qualified Small Business......................................................9

        3.23   Full Disclosure...............................................................9

4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................................9

        4.1    Requisite Power and Authority.................................................9

        4.2    Consents.....................................................................10

        4.3    Investment Representations...................................................10

5.      CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING................................11

        5.1    Representations and Warranties Correct.......................................11

        5.2    Covenants....................................................................11

        5.3    Compliance Certificates......................................................11

        5.4    Amended and Restated Investors Rights Agreement..............................11

        5.5    Articles.....................................................................11

        5.6    Minimum Investment...........................................................11

        5.7    Opinion......................................................................11

        5.9    Proceedings and Documents....................................................12

        5.10   Qualifications, Legal Investment.............................................12

        5.11   Management Rights............................................................12

6.      CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING......................................12

        6.1    Representations Correct......................................................12

        6.2    Qualifications, Legal Investment.............................................12

        6.3    Covenants....................................................................12

        6.4    Articles.....................................................................12

        6.5    Minimum Investment...........................................................12

7.      COVENANTS...........................................................................13

        7.1    Qualified Small Business.....................................................13

        7.2    Series DD Preferred..........................................................13

        7.3    Vote of Holders of Debentures................................................13

        7.4    Waiver of Right of First Refusal.............................................13



                                       ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)



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
8.      MISCELLANEOUS.......................................................................13

        8.1    Governing Law................................................................13

        8.2    Survival.....................................................................13

        8.3    Successors and Assigns.......................................................14

        8.4    Entire Agreement.............................................................14

        8.5    Separability.................................................................14

        8.6    Amendment and Waiver.........................................................14

        8.7    Delays or Omissions..........................................................14

        8.8    Notices, etc.................................................................14

        8.9    Payment of Fees and Expenses.................................................15

        8.10   Attorneys' Fees..............................................................15

        8.11   Titles and Subtitles.........................................................15

        8.12   Counterparts.................................................................15

        8.13   Broker's Fees................................................................15

        8.14   Parties in Interest..........................................................15



                                      iii.

                           REPEATER TECHNOLOGIES, INC.

                              CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT



        THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (the "Agreement") is entered into as of November 25, 1998, by and among REPEATER TECHNOLOGIES, INC., a California corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are listed in the column entitled "Purchaser" on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

        WHEREAS, the Company has authorized the sale and issuance, on the terms and conditions set forth herein, of up to fifteen million dollars ($15,000,000) principal amount of convertible debentures (the "Debentures");

        WHEREAS, Purchasers desire to purchase the Debentures on the terms and conditions set forth herein; and

        WHEREAS, the Company desires to issue and sell the Debentures to Purchasers on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1. AGREEMENT TO SELL AND PURCHASE.

           1.1 AUTHORIZATION. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to Purchasers of up to fifteen million dollars ($15,000,000) principal amount of Convertible Debentures (the "Debentures") in the form attached hereto as EXHIBIT B. The Company has, or prior to the Closing will have, adopted and filed the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") in substantially the form attached hereto as EXHIBIT C with the Secretary of State of the State of California.

           1.2 SALE AND PURCHASE - CLOSING. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, at the Initial Closing (as hereinafter defined) and any subsequent Closings, if any, the Company will issue and sell to the Purchasers, and the Purchasers will buy from the Company, Debentures in the principal amount specified opposite each Purchaser's name in the column entitled "Debentures," respectively, on the Schedule of Purchasers attached hereto as EXHIBIT A, for the appropriate consideration specified on the Schedule of Purchasers, payable by check or wire transfer.


                                       1.

           1.3 SEPARATE PURCHASES. The Company's agreement with each of the Purchasers is a separate agreement from the other Purchasers, and the sale of the Debentures to each of the Purchasers is a separate sale from the other Purchasers. The Company, in its sole and absolute discretion, reserves the right to approve or disapprove each investor.

           1.4 PAYMENTS. Payment of the Purchase Price shall be made only by check payable to the Company, wire transfer or cancellation of indebtedness of the Company. Any Purchaser paying by wire transfer authorizes Cooley Godward LLP to accept the Purchase Price into its trustee account and to disburse such funds to the Company upon the Closing.

        2. CLOSING, DELIVERY AND PAYMENT.

           2.1 CLOSING. The Closing under this Agreement shall take place at 10:00 a.m. on November 25, 1998 (the "Closing Date"), at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, or at such other time or place as the Company may designate (the "Initial Closing"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the Debenture purchased by such Purchaser from the Company against payment by or on behalf of such Purchaser of the purchase price set forth opposite such Purchaser's name on EXHIBIT A (the "Purchase Price").

           2.2 SUBSEQUENT SALES. To the extent that the aggregate amount of the Debentures authorized for sale as described in Section 1.1 hereof is not sold pursuant to this Agreement, at any time on or before the ninetieth (90th) day following the Closing, subject to the terms and conditions of this Agreement, the Company may sell up to all of the amount of such unsold Debentures to such persons as the Company may determine, upon the same terms as the Debentures purchased and sold hereunder. Any such sale shall be upon the same terms and conditions as those contained herein, may occur on one or more occasions and such persons or entities shall become parties to this Agreement and that certain Sixth Amended and Restated Investors' Rights Agreement dated of even date herewith, by and among the Company and the Purchasers, the form of which is attached hereto as EXHIBIT D (the "Amended Rights Agreement"), and shall have the rights and obligations of a Purchaser hereunder and thereunder. Such persons or entities may become parties to such agreements (i)(a) by executing copies of such agreements which, as of the date hereof, provide for execution by them or
(b) by appending additional signature pages to such agreements containing their signatures and (ii) by appending additional pages to or revising the Exhibit A of each such agreement appropriately, and the Company is authorized to effect any of such alternatives on one or more occasions without the further consent of the Purchasers, notwithstanding any provision hereof to the contrary.

           2.3 SUBSEQUENT CLOSINGS. In the event that there is more than one closing, the term "Closing" shall apply to each such closing unless otherwise specified and the term "Debentures" shall apply to all of the Debentures sold and issued at each such closing.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT E, the Company hereby represents and warrants to each Purchaser as follows:



                                       2.

           3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company has no subsidiaries or affiliated companies and owns no equity securities of any other corporation, limited partnership or similar entity.

           3.2 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 30,000,000 shares of Common Stock, 2,404,782 shares of which are issued and outstanding, and 14,210,077 shares of Preferred Stock; 1,228,409 shares of which are designated Series AA Preferred Stock, all of which are issued and outstanding, 5,081,668 shares of which are designated Series BB Preferred Stock, 4,246,316 of which are issued and outstanding and 4,600,000 shares of which are designated Series CC Preferred Stock, 4,402,907 of which are issued and outstanding and 3,300,000 shares of Series DD Preferred Stock, none of which are issued and outstanding. All shares of the Company's Common Stock, Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock issued and outstanding immediately prior to the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock and Series DD Preferred Stock are as stated in the Articles of Incorporation. As of the Initial Closing, each share of Series AA Preferred Stock will be convertible into Common Stock on approximately a 1.206-for-one basis, and each share of Series BB Preferred Stock and Series CC Preferred Stock will be convertible into Common Stock on a one-for-one basis. The shares of Common Stock issuable upon the conversion of the issued and outstanding shares of Series AA Preferred Stock, Series BB Preferred Stock and Series CC Preferred Stock have been duly and validly reserved for issuance and, when issued in accordance with the Articles of Incorporation, will be validly issued, fully paid and nonassessable. Other than as set forth on the Schedule of Exceptions, and except as may be granted pursuant to the Amended Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

           3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, sale and issuance of the Debentures pursuant hereto and, subject to the receipt of appropriate notice or the occurrence of an event upon which such conversion is required, the Series DD Preferred Stock, issuable upon conversion of the Debentures (the "Conversion Shares") and the Common Stock issuable upon conversion thereof (the "Conversion Common") pursuant to the Articles of Incorporation and for the performance of the Company's obligations hereunder and under the Debentures and the Amended Rights Agreement has been taken or will be taken prior to the Closing. The Agreement and the Debentures, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms,



                                       3.

except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as general principles of equity restrict the availability of equitable remedies. The sale of the Debentures and the subsequent conversion of Debentures into Conversion Shares and of Conversion Shares into Conversion Common are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Conversion Shares and Conversion Common have been duly authorized by the Company and when issued in compliance with the provisions of this Agreement, the Debentures and the Articles of Incorporation, the Conversion Shares and the Conversion Common will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Debentures, Conversion Shares and Conversion Common may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

           3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its audited financial statements for the fiscal year ended March 31, 1998, and unaudited balance sheet as of September 25, 1998, and unaudited statement of income for the six-month period ending on September 25, 1998 (collectively, the "Financial Statements"), copies of which are attached hereto as EXHIBIT F. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and results of operations of the Company for the periods indicated; provided however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

           3.5 AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate or relative thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (c) Since September 25, 1998, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or




                                       4.

series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) repurchased, redeemed or otherwise acquired any shares of its capital stock or agreed to do so (other than repurchases of Common Stock from employees or consultants of the Company at the initial purchase price thereof upon termination of their such person's services to the Company) or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than the disposal of unnecessary equipment or the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

           3.6 CHANGES. Since September 25, 1998, there has not been:

               (a) Any change in the assets, liabilities, financial condition, operations or prospects of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

               (b) Any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise, none of which individually or in the aggregate has had or is expected to have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company;

               (c) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

               (d) Any waiver by the Company of a valuable right or of a material debt owed to it;

               (e) Any direct or indirect loans made by the Company to any shareholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business;

               (f) Any declaration or payment of any dividend or other distribution of the assets of the Company;

               (g) Any labor organization activity;



                                       5.

               (h) Any debt, obligation, or liability incurred, assumed or guaranteed by the Company, except current liabilities incurred in the ordinary course of business;

               (i) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects or, so far as the Company may now foresee, in the future could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees;

               (j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected, or, so far as the Company may now foresee, in the future could materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company; or

               (k) Any agreement on the part of the Company to do any of the foregoing.

           3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet as at September 25, 1998 (included in the Financial Statements), and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than
(i) those resulting from taxes which have not yet become delinquent, or (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company.

           3.8 PATENTS AND TRADEMARKS. To the best of the Company's knowledge, the Company, as of the Closing Date, owns or has sufficient rights to those trade names, copyrights, trade secrets, information, patents, trademarks, service marks, licenses, rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. To the best knowledge of the Company, the Company has not violated or infringed or, by conducting its business as proposed, will violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the best knowledge of the Company none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the best knowledge of the Company, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The



                                       6.

Company does not believe that, as the Company's business is currently conducted or proposed to be conducted, it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

           3.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation, breach or default of any term of its Articles of Incorporation or Bylaws, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order or, to the best of its knowledge, any statute, rule, or regulation applicable to the Company or by which the Company or its assets is bound which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, and, to the best of the Company's knowledge, no event or condition has occurred or exists which, with the lapse of time or the giving of notice or both would constitute such a violation, breach or default. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Debentures pursuant hereto and of the Conversion Shares and Conversion Common pursuant to the Articles of Incorporation, will not result in any such violation, breach or default or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company.

           3.10 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which might result, either individually or in the aggregate, in any material adverse changes in the assets, liabilities, financial condition, operations, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor to the best knowledge of the Company, is there any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

           3.11 TAX RETURNS AND PAYMENTS. The Company has filed or has received extensions for all tax returns, reports, schedules and other documents which are required to be filed by it with the Internal Revenue Service or any other governmental taxing authority. All such tax returns are accurate and complete in all material respects and all taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes and estimated payments due and payable by the Company on or before the Closing have been paid.

           3.12 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or threatened with respect to the Company. No employee has any agreement or contract, written or oral, regarding his employment with the Company. To the best of the Company's knowledge, no employee of the Company, nor anyone with whom the Company has contracted, is in violation of any term of any employment, non-compete or non-disclosure contract, inventions agreement, patent disclosure agreement or any other agreement relating to the right of any such individual to be



                                       7.

employed by, or to provide services to or contract with, the Company; and, to the best of the Company's knowledge after due investigation, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Each employee of the Company has executed a Proprietary Information and Inventions Agreement in the form delivered to the Purchasers.

           3.13 REGISTRATION RIGHTS. Except as required pursuant to the Amended Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

           3.14 COMPLIANCE WITH LAWS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations, declarations or other documents are required to be filed in connection with the execution and delivery of this Agreement, the Debentures and the Amended Rights Agreement and the issuance of the Debentures or the Conversion Shares or the Conversion Common, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

           3.15 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.3 hereof, the offer, sale and issuance of the Debentures, the Conversion Shares and Conversion Common will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Debentures to any person or persons so as to bring the offer or sale of such Debentures by the Company to the Purchasers within the registration provisions of the Securities Act or any state securities laws.

           3.16 INSURANCE. The Company has in full force and effect fire, casualty and products liability insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its owned or leased properties which might be damaged or destroyed.

           3.17 SHAREHOLDERS, DIRECTORS AND OFFICERS; INDEBTEDNESS. The Company has no indebtedness to any of its officers, directors or shareholders or to any member of the immediate family thereof and none of such person is indebted to the Company, other than travel, relocation, and other expenses which are advanced and reimbursed in the ordinary course of business and are not material. To the best of the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company has, individually or collectively, directly or indirectly, a material interest in any entity which is a direct competitor, customer or supplier of (or has any existing contractual relationship with) the Company, other than shares of publicly traded corporations held by such persons.



                                       8.

           3.18 CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or other person is required in connection with the Company's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Debentures by the Company, the conversion of the Debentures, the issuance of the Conversion Shares upon conversion of the Debentures, the issuance of Conversion Common upon conversion of the Conversion Shares or the consummation of any other transaction contemplated on the part of the Company hereby, except (a) the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of California prior to the Closing, (b) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporations Code with the California Commission of Corporations, which the Company covenants to complete within fifteen (15) days after the Closing, (c) other post-closing state securities law filing which the Company covenants to complete on a timely basis, and (d) a usury permit application to be filed with the California Department of Corporations pursuant to Section 25113 of the California Corporations Code prior to the Closing.

           3.19 ENVIRONMENTAL AND SAFETY LAWS. The Company is not, to the best of its knowledge, in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

           3.20 COMPOSITION OF BOARD. As of the date hereof, the Bylaws of the Company provide that the authorized number of the Board of Directors is a minimum of five (5) and a maximum of nine (9) directors.

           3.21 MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings and actions of the Company's Board of Directors and shareholders since the time of incorporation and accurately reflect all transactions referred to in such minutes in all material respects.

           3.22 QUALIFIED SMALL BUSINESS. The Company qualifies as a Qualified Small Business as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code").

           3.23 FULL DISCLOSURE. Neither this Agreement, the Exhibits hereto nor any of the documents delivered by the Company or authorized to be delivered on behalf of the Company by its representatives to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants severally and not jointly to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):



                                       9.

           4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as general principles of equity restrict the availability of equitable remedies.

           4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

           4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Debentures nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Debentures are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants to the Company as follows:

               (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Debentures (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Debentures, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Debentures or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Debentures and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

               (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.



                                      10.

               (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements, has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

        5. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. The Purchasers' obligations to purchase the Debentures at the Closing are subject to the fulfillment on or prior to the Closing of all of the conditions set forth below in this Section 5 to the extent not waived by each Purchaser.

           5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of the Closing Date.

           5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all respects.

           5.3 COMPLIANCE CERTIFICATES. The Company shall have delivered to the Purchasers certificates of the Company, (i) one of which has been executed by the President and Chief Executive Officer of the Company, dated the date of the Closing, which certifies to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and (ii) one of which has been executed by the Secretary of the Company, dated the date of the Closing, which certifies as to the fact that true and complete copies of the Company's Articles of Incorporation, Bylaws and Board of Directors and shareholders resolutions regarding the sale of the Debentures are attached thereto.

           5.4 AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT. The Company and the Purchasers and the holders of 50% of the outstanding Registrable Securities as defined in the Fifth Amended and Restated Investors' Rights Agreement, dated November 26, 1997, by and among the Company and certain of its investors, shall have entered into the Amended Rights Agreement.

           5.5 ARTICLES. The Amendment to the Articles of Incorporation, in substantially the form attached hereto as EXHIBIT C, shall have been filed with the Secretary of State of the State of California.

           5.6 MINIMUM INVESTMENT. The Company shall have received a minimum investment of $6,000,000 at the Closing.

           5.7 OPINION. The Purchasers shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter substantially in the form attached as EXHIBIT G, addressed to them, dated as of the date of the Closing.



                                      11.

           5.8 USURY PERMIT. A Usury Permit Application shall have been filed by the Company.

           5.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           5.10 QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Debentures pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the Debentures and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

           5.11 MANAGEMENT RIGHTS. The Company shall execute a Management Rights Agreement on behalf of Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P. and CGC Investors, L.P. in the form attached hereto as EXHIBIT H.

        6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligation to sell the Debentures at the Closing is subject to the fulfillment of the following conditions to the extent not waived by the Company:

           6.1 REPRESENTATIONS CORRECT. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of the Closing Date.

           6.2 QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Debentures pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the Debentures and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

           6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all respects.

           6.4 ARTICLES. The Articles of Incorporation, in substantially the form attached hereto as EXHIBIT C, shall have been filed with the Secretary of State of the State of California.

           6.5 MINIMUM INVESTMENT. The Company shall have received a minimum aggregate investment of $6,000,000 at the Closing.



                                      12.

        7. COVENANTS.

           7.1 QUALIFIED SMALL BUSINESS. After the Closing Date, the Company shall (a) not make any purchase of its stock during the one-year period following the Closing Date having an aggregate value, when added to the aggregate value of stock purchased by the Company during the one-year period preceding the Closing Date (in each case determined as of the purchase date), exceeding 5% of the aggregate value of all of the Company's stock (such value determined as of the date one year prior to the Closing Date) without having given the holders of the Series CC and Series DD Preferred prior notice of such purchase and the opportunity to discuss with the Company means of achieving such purchase without adversely affecting the qualification of the Series CC and Series DD Preferred as a "qualified small business stock" set forth in Section 1202(c) of the Code and without such repurchase having been approved by the Board of Directors, (b) use commercially reasonable efforts to use at least 80% (by value) of its assets in the active conduct of one or more qualified trades or businesses for substantially all of the five-year period following the Closing Date, and (c) not cease to be a C corporation which is an eligible corporation, as defined by Code Section 1202(e)(4). To the extent not otherwise prohibited by applicable law or regulatory authorities, the Company will include in all future stock option and stock purchase agreements providing for the sale of unvested stock (subject to a right of repurchase) with employees and consultants a provision that permits the Company to delay any repurchase of shares under vesting provisions by a period of time sufficient to facilitate compliance with the covenant contained in clause (a) hereof or to assign its right to repurchase shares to a third party. Notwithstanding anything to the contrary in this Section 7.1, the Company shall not be obligated to take any action or refrain from taking any action which the Company has determined, in good faith, is not in its best business interests.

           7.2 SERIES DD PREFERRED. After the Closing Date, for the purpose of determining the number of outstanding shares of Series DD Preferred pursuant to
Section 6 of the Articles of Incorporation, the Series DD Preferred issuable upon conversion of the Debentures shall be deemed to be outstanding as of the Closing Date.

           7.3 VOTE OF HOLDERS OF DEBENTURES. After the Closing Date, if the Company proposes to amend the Articles of Incorporation, and such amendment would entitle the Series DD Preferred to a vote if there were shares of Series DD Preferred outstanding, then the Company shall solicit the consent of the holders of the Debentures as though such Debentures had been converted to Series DD Preferred.

           7.4 WAIVER OF RIGHT OF FIRST REFUSAL. Each Purchaser hereby waives its rights under Section 5.1 of the Fifth Amended and Restated Investors' Rights Agreement to (i) notice of the issuance of the Debentures and (ii) purchase its pro-rata share of the Debentures.

        8. MISCELLANEOUS.

           8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

           8.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Purchaser and the Closing of the



                                      13.

transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

           8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Debentures from time to time.

           8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein.

           8.5 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           8.6 AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of not less than 66% of the Common Stock issued or issuable hereunder (treated as if the Debentures were converted into Conversion Shares which were subsequently converted into Common Stock that has not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Debentures and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of not less than 66% of the Common Stock issued or issuable hereunder (treated as if the Debentures were converted into Conversion Shares which were subsequently converted into Common Stock that has not been sold to the public).

           8.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Purchaser, upon any breach, default or noncompliance of the Company under this Agreement, the Debentures the Amended Rights Agreement or the Articles of Incorporation, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Debentures or under the Articles of Incorporation or any waiver on such Purchaser's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Debentures, the Articles of Incorporation, by law, or otherwise afforded to Purchasers, shall be cumulative and not alternative.



                                      14.

           8.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by means of a nationally recognized overnight courier service, or by telex or facsimile, addressed or sent: (a) if to a Purchaser, at such Purchaser's address or facsimile number as set forth on the Company's records, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing or (b) if to the Company, at its address or facsimile number as set forth at the end of this Agreement, or at such other address or facsimile number as the Company shall have furnished to the Purchasers in writing.

           8.9 PAYMENT OF FEES AND EXPENSES. The Company and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated thereby; provided, however, that, subject to and upon the occurrence of the Closing, the Company shall pay the reasonable legal fees and expenses of Morrison & Foerster LLP in an amount up to $20,000.

           8.10 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

           8.11 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

           8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           8.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.13 being untrue.

           8.14 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide right or remedies to any person or entity other than the parties hereto and their respective successors and assigns (if any) and except for rights of Cooley Godward LLP pursuant to Section 1.4.


               [the remainder of this page is intentionally blank]




                                      15.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:  /s/ KEN KENITZER
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

BRENTWOOD ASSOCIATES VI, L.P.
        BY BRENTWOOD VI VENTURES, L.P., GENERAL PARTNER

By:
   -----------------------------------
    Name:
    Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

BRENTWOOD ASSOCIATES VI, L.P.
        BY BRENTWOOD VI VENTURES, L.P., GENERAL PARTNER

By:  /s/ JOHN L. WALECKA
   -----------------------------------
    Name: John L. Walecka
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:  /s/ KEN KENITZER
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHANCELLOR LGT PRIVATE CAPITAL III, L.P.
        BY:
        BY:

By:
   -----------------------------------
    Name:
    Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS III, L.P.
BY: CPCP Associates, L.P., its General Partner
BY: INVESCO Private Capital, Inc., its General Partner

    By:  /s/ ALESSANDRO PIOL
       -----------------------------------
    Name: Alessandeo Piol
    Title: Managing Director

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS I, C.V.
BY: Chancellor KME IV Partner, L.P., its Investment General Partner
BY: INVESCO Private Capital, Inc., its General Partner

By:  /s/ ALESSANDRO PIOL
   -----------------------------------
    Name: Alessandro Piol
    Title: Managing Director

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS II, L.P.
        BY: CPCP Associates, L.P., its Investment General Partner
        BY: INVESCO Private Capital, Inc., its General Partner

By:  /s/ ALESSANDRO PIOL
   -----------------------------------
    Name: Alessandro Piol
    Title: Managing Director

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CITIVENTURE 96 PARTNERSHIP, L.P.
BY: INVESCO (NY), INC., as Investment Adviser

By:  /s/ ALESSANDRO PIOL
   -----------------------------------
    Name: Alessandro Piol
    Title: Managing Director

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHARTER GROWTH CAPITAL, L.P.

By:  /s/   KEVIN J. McQUILLAN
   -----------------------------------
    Name: Kevin J. McQuillan
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CHARTER GROWTH CAPITAL CO-INVESTMENT FUND, L.P.



By:  /s/   KEVIN J. McQUILLAN
   -----------------------------------
    Name: Kevin J. McQuillan
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

CGC INVESTORS, L.P.


By:  /s/   KEVIN J. McQUILLAN
   -----------------------------------
    Name: Kevin J. McQuillan
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

DIXON R. DOLL AND CAROL DOLL AS TRUSTEES UTA
9-10-92 OF THE DIXON AND CAROL DOLL FAMILY TRUST

By:  /s/ D R DOLL, Trustee
   -----------------------------------
    Name:
    Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

DOLL FAMILY PARTNERSHIP

By:  /s/ D R DOLL
   -----------------------------------
    Name:
    Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

DMW INVESTORS `95

By:  /s/ D R DOLL
   -----------------------------------
    Name:
    Title:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

HALLADOR VENTURE FUND II, A CALIFORNIA LIMITED PARTNERSHIP
        BY Hallador Venture Partners

By:  /s/ CHRIS L. BRANSCUM
   -----------------------------------
    Name:
    Title:

Hallador Venture Fund II
By Hallador Venture Ptrs.
By Chris L. Branscum
General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

HMS GROUP

By:  /s/ [SIGNATURE ILLEGIBLE]
   -----------------------------------
    Name: [NAME ILLEGIBLE]
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

INTERNATIONAL SYNERGIES LTD.

 By:  /s/ D R DOLL
   -----------------------------------
    Name:
    Title: Auth Agent

\
        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

J.F. SHEA CO., INC. AS NOMINEE 1990-13

By:  /s/ EDMUND H. SHEA, JR.
   -----------------------------------
    Name: EDMUND H. SHEA, JR.
    Title:  VICE PRESIDENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

NAZEM & COMPANY IV, L.P.
        By Nazem & Associates IV, L.P., General Partner

By:  /s/ PHILIP BARAK
   -----------------------------------
    Name: Philip Barak
    Title: General Partner

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

OAK INVESTMENT PARTNERS VI, LIMITED PARTNERSHIP

By:  /s/   BANDEL CARANO
   -----------------------------------
    Name:
    Title:
                   MANAGING MEMBER OF OAK ASSOCIATES VI, LLC.
                             THE GENERAL PARTNER OF
                           OAK INVESTMENT PARTNERS VI,
                               LIMITED PARTNERSHIP

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

TRANSATLANTIC VENTURE FUND C.V.

By:  /s/ PHILIP BARAK
   -----------------------------------
    Name: Philip Barak
    Title: Investment Manager

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:
   -----------------------------------
    Ken Kenitzer
    President

PURCHASER:

UNIVERSITY OF MICHIGAN
BUSINESS SCHOOL GROWTH FUND

By:  /s/   D R DOLL
   -----------------------------------
    Name:
    Title: Inv Manager

                                   EXHIBIT A
                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                             SCHEDULE OF PURCHASERS
                                NOVEMBER 25, 1998

                    PURCHASER                                         DEBENTURES
                    ---------                                         ----------
Brentwood Associates VI, L.P.                                      $   99,995.50

Chancellor LGT Private Capital Partners III, L.P.                      95,540.50

Chancellor LGT Private Capital Offshore Partners I, C.V                13,491.50

Chancellor LGT Private Capital Offshore Partners II, LP.              172,111.50

Citiventure 96 Partnership Fund, L.P.                                 386,985.50

Charter Growth Capital, L.P.                                        1,999,998.00

Charter Growth Capital Co-Investment Fund, L.P.                     7,875,004.50

CGC Investors, L.P.                                                   124,998.50

Dixon R. Doll and Carol Doll as Trustees UTA                           51,870.50
9-10-92 of the Dixon and Carol Doll Family Trust

Doll Family Partnership                                                 2,959.00

DMW Investors '95                                                      18,524.00

Hallador Venture Fund II, a California Limited Partnership             99,995.50

HMS Group                                                              49,995.00

International Synergies Ltd.                                            7,403.00

                    PURCHASER                                         DEBENTURES
                    ---------                                         ----------
J.F. Shea Co., Inc. as Nominee 1990-13                                499,999.50

Nazem & Company IV, L.P.                                            1,123,320.00

Oak Investment Partners VI, Limited Partnership                     1,249,996.00

Transatlantic Venture Fund                                          1,123,320.00

University of Michigan Business School Growth Fund                      4,438.50

TOTAL                                                          $   14,999,946.50

                                    EXHIBIT B

THIS SUBORDINATED UNSECURED CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UPON RECEIPT OF AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PAYMENT OF THIS DEBENTURE SHALL BE SUBORDINATED PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT (AS DEFINED BELOW) TO BE ENTERED INTO BETWEEN THE HOLDER (AS DEFINED BELOW), THE COMPANY (AS DEFINED BELOW) AND THE HOLDER OF SENIOR INDEBTEDNESS.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                    FORM OF
                             SUBORDINATED UNSECURED
                             CONVERTIBLE DEBENTURE

                                                                   CD-<<NUMBER>>

$<<DOLLARAMOUNT>>                                              November 25, 1998
                                                           Sunnyvale, California

        FOR VALUE RECEIVED, REPEATER TECHNOLOGIES, INC., a California corporation (the "Company"), unconditionally and without set-off or counterclaim promises to pay to <<Name>> (the "Holder"), or its assigns, the principal sum of
<<AmountName>> ($<<DollarAmount>>), together with interest from the date of this
Subordinated Unsecured Convertible Debenture (this "Debenture") on the unpaid principal balance at a rate equal to eight percent (8.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the "Maturity Date" which date shall be the earlier of (i) November 25, 2003, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after the occurrence of an Event of Default (as defined below). The Company agrees it shall use the proceeds of the purchase of this Debenture for working capital and business expansion purposes only.

1. DEFINITIONS. As used in this Debenture, the following capitalized terms have the following meanings:

        1.1 "ARTICLES" shall mean the Amended and Restated Articles of Incorporation of the Company as in effect as of the Initial Closing.

        1.2 "CHANGE OF CONTROL" means the occurrence after the date hereof of
(a) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, or entering into a contract or arrangement which, upon consummation, will result in their acquisition or control, of or over Equity Securities of the Company representing greater than fifty one percent (51%) of the combined voting power of all Equity Securities of the Company entitled to vote in the election of directors; (b) during any twenty-four month (24) period, individuals who were directors of the Company on the first day of such period shall, together with such directors as are approved by the directors who were directors at the beginning of such period, cease to constitute a majority of the board of directors of the Company; (c) the sale of all or substantially all of the assets; or (d) the acquisition of the Company by another entity as set forth in section 3(c) of Articles.

        1.3 "THE COMPANY" includes the corporation initially executing this Debenture and any Person which shall succeed to or assume the obligations of the Company under this Debenture.

        1.4 "DEBENTURE PURCHASE AGREEMENT" shall mean the Debenture Purchase Agreement dated of even date herewith between the Company and the Purchasers identified on Exhibit A thereto.

        1.5 "EQUITY SECURITIES" of any Person shall mean (a) all common stock, preferred stock, participations, shares, or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        1.6 "EVENT OF DEFAULT" has the meaning given in Section 7 hereof.

        1.7 "FINANCIAL STATEMENTS" shall mean, with respect to any accounting period to any Person, statements of operations, retained earnings and cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to audited Financial Statements prepared on a consolidated basis.

        1.8 "FUNDAMENTAL CHANGE" means with respect to the Company (a) a merger or consolidation, direct or indirect, whether by operation of law or otherwise,
(b) any liquidation, winding up or dissolution pursuant to section 3(c) of Articles, (c) any sale of all or substantially all of the assets of the Company.

        1.9 "HOLDER" shall mean the Person specified in the introductory paragraph of this Debenture or any Person who shall at the time be the holder of this Debenture.

        1.10 "INDEBTEDNESS" shall mean and include the aggregate amount of, without duplication: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds,



                                       2.

debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable and current liabilities incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (d) all obligations with respect to capital leases, (e) all guaranty obligations; (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

        1.11 "INTELLECTUAL PROPERTY" shall mean all of the Company's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by the Company.

        1.12 "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

        1.13 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on:
(a) the business, assets, operations, or financial condition of the Company; or
(b) the ability of the Company to repay the Indebtedness under this Debenture or any of the other Transaction Documents.

        1.14 "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Debenture and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

        1.15 "PERMITTED LIENS" shall mean and include:

             (a) liens and security interests existing as of this date and disclosed in the Schedule attached hereto and incorporated herein by this reference;

             (b) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;



                                       3.

             (c) liens and security interests (a) upon or in any property acquired or held by the Company together with accessions thereto and replacements and substitutions therefore to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisition of such property and in an amount not greater than the purchase price thereof (plus taxes, installation and other incidental costs) or (b) existing on such property at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such property;

             (d) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business not interfering in any material respect with the business of the Company and any interest or title of a lessor or licensor under any lease or license, as applicable;

             (e) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

             (f) liens incurred or deposits made in the ordinary course of the Company's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

             (g) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

             (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of the Company's business;

             (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

             (j) liens which constitute rights of set-off of a customary nature;

             (k) any interest or title of a lessor in equipment subject to any capitalized lease otherwise permitted hereunder;

             (l) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder;

             (m) liens in favor of holders of Senior Indebtedness; and

             (n) liens, not otherwise permitted, which liens do not in the aggregate exceed $100,000 at any time.

        1.16 "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.



                                       4.

        1.17 "PREFERRED STOCK" shall mean and Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, or any other series of preferred stock issued by the Company.

        1.18 "QUALIFIED PUBLIC OFFERING" shall mean the consummation of a firmly underwritten public offering on Form S-1 or SB-2 of the Company's Common Stock, for an aggregate offering price not less than $10,000,000, before deduction for underwriter commissions and expenses relating to the issuance, and at a public offering price per share of at least $10.00 (as adjusted for any recapitalization).

        1.19 "RELATED DEBENTURES" shall mean the Subordinated Unsecured Convertible Debenture dated of even date herewith issued to Purchasers by the Company.

        1.20 "REQUIRED HOLDERS" shall mean at any time Holders then holding greater than fifty percent (50%) of the aggregate Series DD Preferred issued or issuable upon conversion of this Debenture and Related Debentures (on an as-if-converted basis).

        1.21 "SENIOR INDEBTEDNESS" shall mean the principal of, unpaid interest on and other amounts due in connection with the Amended and Restated Loan and Security Agreement dated March 27, 1995 between the Company and Silicon Valley Bank and the agreement to be entered into between the Company and Silicon Valley Bank and/or Greyrock Business Credit in an aggregate principal amount not to exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000), or any additional or substitute institutional senior lenders, provided the terms of the agreement between the Company and the lender are reasonably acceptable to Required Holders and at an aggregate principal amount not to exceed $12,500,000.

        1.22 "SERIES DD PREFERRED" shall mean the Company's presently authorized Series DD Preferred Stock.

        1.23 "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement to be entered into among the Company, Purchasers and Silicon Valley Bank and/or Greyrock Business Credit or substitute lender as set forth in SECTION 1.21.

        1.24 "SUBSIDIARY" shall mean: (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company (c) any other entity included in the financial statements of Company on a consolidated basis.

        1.25 "SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT" shall mean the Sixth Amended and Restated Investors' Rights Agreement, dated of even date herewith between the Company and the Investors listed therein.

        1.26 "TRANSACTION DOCUMENTS" shall mean (a) this Debenture and the Related Debentures; (b) the Subordination Agreement, (c) the Sixth Amended and Restated Investors'



                                       5.

Rights Agreement, (d) the Convertible Debenture Purchase Agreement; and (e) amendments, exhibits, and schedules to the foregoing.

        All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Debenture Purchase Agreement.

2. SOLVENCY.

        The Company represents and warrants to the Holder as of the Initial Closing that the Company is Solvent (as defined below) and, after the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, each of the Company and its Subsidiaries will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

3. INTEREST AND PLACE OF PAYMENT.

        Interest on the outstanding principal balance on this Debenture shall be payable in arrears not later than the first Business Day of each calendar quarter for the preceding calendar quarter from the date hereof through the Maturity Date. All amounts payable hereunder shall be payable at the offices Holder as designated on the signature page hereof, or any other address designated by Holder.

4. PREPAYMENT.

        4.1 PREPAYMENT. No prepayment of this Debenture in whole or in part is permitted except that, at the option of the Holder, the Company shall repay, in whole or in part, this Debenture, upon the occurrence of any of the following:
(a) a Change of Control, or (b) subject to SECTION 9.2, the completion of a Qualified Public Offering, or (c) a Fundamental Change, or joint venture, liquidation or similar transaction of the Company that affects a material portion of the assets, business lines of the Company or the ability of the Company to continue as a viable business, (each a "Mandatory Prepayment Event").

        4.2 NOTICE.

             (a) In the event that any Mandatory Prepayment Event shall occur or the Company shall have knowledge of any proposed Mandatory Prepayment Event, the Company will give written notice (the "Company Notice") of such fact in the manner provided in Section 4.2(a) hereof to the Holders of the Debentures. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than ten (10) Business Days following the occurrence of any Mandatory Prepayment Event. The Company Notice shall (i) describe the facts and circumstances of such Mandatory Prepayment Event in reasonable detail, (ii) make reference to this Section 4.2(a) and the right of the Holders



                                       6.

of the Debentures to require prepayment, in whole or in part, of the Debentures on the terms and conditions provided for in this Section 4.2(a), (iii) offer in writing to prepay the outstanding Debentures, together with accrued interest to the date of prepayment, and (iv) specify a date for such prepayment (the "Mandatory Prepayment Event Prepayment Date"), which Mandatory Prepayment Event Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such the Company Notice. Each Holder of then outstanding Debentures shall have the right to accept such offer and require prepayment of the Debentures held by such Holder by written notice to the Company (a "Debenture Holder Notice") given not later than 20 days after receipt of the Company Notice. The Company shall on the Mandatory Prepayment Event Prepayment Date prepay all of the Debentures held by Holders which have so accepted such offer of prepayment. The prepayment price of the Debentures payable upon the occurrence of any Mandatory Prepayment Event shall be an amount equal to the outstanding principal amount of the Debentures so to be prepaid and accrued interest thereon to the date of such prepayment.

             (b) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Mandatory Prepayment Event, each Holder of the Debentures shall have the right on the occurrence of a Mandatory Prepayment Event by delivery of written notice to the Company to require the Company to prepay, in whole or in part, and the Company will prepay, such Holder's Debentures, together with accrued interest thereon to the date of prepayment. Notice of any required prepayment pursuant to this Section 4.2(b) shall be delivered by any Holder of the Debentures which was entitled to, but did not receive, such the Company Notice to the Company after such Holder has actual knowledge of such Mandatory Prepayment Event. On the date (the "Mandatory Prepayment Event Delayed Prepayment Date") designated in such Holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such Holder's notice), the Company shall prepay all of the Debentures held by such Holder, together with accrued interest thereon to the date of prepayment. If the Holder of any Debenture gives any notice pursuant to this Section 4.2(b), the Company shall give a the Company Notice within three Business Days of receipt of such notice and identify the Mandatory Prepayment Event Delayed Prepayment Date to all other Holders of the Debentures and each of such other Holders shall then and thereupon have the right to accept the Company's offer to prepay the Debentures held by such Holder and require prepayment of such Debentures by delivery of a Debenture Holder Notice within 20 days following receipt of such the Company Notice; provided only that any date for prepayment of such Holder's Debentures shall be the Mandatory Prepayment Event Delayed Prepayment Date. On the Mandatory Prepayment Event Delayed Prepayment Date, the Company shall prepay the Debentures of each Holder thereof which has accepted such offer of prepayment at a prepayment price equal to the outstanding principal amount of the Debentures so to be prepaid and accrued interest thereon to the date of such prepayment.

        4.3 MATURITY; SURRENDER, ETC. In the case of each complete prepayment of Debentures pursuant to this Section 4, the principal amount of each Debenture to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, interest on such principal amount shall cease to accrue. Any Debenture prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Debenture shall be issued in lieu of any prepaid principal amount of any Debenture.



                                       7.

        4.4 AFFILIATES. The Company will not and will not permit any affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Debentures except upon the payment or prepayment of the Debentures in accordance with the terms of this Debenture and the Debentures.

5. AFFIRMATIVE COVENANTS.

        While any amount is outstanding under this Debenture, the Company covenants that it will do the following:

        5.1 COMPLIANCE AND MAINTENANCE OF CORPORATE EXISTENCE. Maintain its corporate existence and observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business.

        5.2 PROPERTY MAINTENANCE AND INSURANCE. Maintain its properties in good repair, working order and condition as required for the normal conduct of its business and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the Holder shall reasonably deem to be adequate. The Company shall furnish to Holder certificates or other evidence satisfactory to Holder of compliance with the foregoing insurance provisions.

        5.3 TAX. The Company shall pay or cause to be paid all taxes, assessments, governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no Lien shall have been filed to secure such tax, assessment or charge.

        5.4 MAINTENANCE OF BOOKS AND RECORDS. The Company shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

        5.5 NO IMPAIRMENT. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

        5.6 FURTHER ASSURANCE. At any time and from time to time the Company shall execute and deliver such further instruments and take such further action as may reasonably be requested by Holder to effect the purposes of this Debenture.

        5.7 ADJUSTMENTS. The Company shall make all adjustments to Series DD Conversion Price (as defined in the Articles) as if such series of Preferred Stock had been issued and outstanding from the date of this Debenture.



                                       8.

6. NEGATIVE COVENANTS.

        From the date hereof until all Obligations to Holder are paid or converted pursuant to their terms, without the prior written consent of the Required Holders, the Company shall not do the following:

        6.1 INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness except

             (a) trade credit in the ordinary course of business;

             (b) Senior Indebtedness, limited to an amount not to exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000);

             (c) Indebtedness pursuant to the Debenture Purchase Agreement;

             (d) Contingent obligations of the Company consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of the Company in respect of transactions entered into in the ordinary course of business;

             (e) Indebtedness with respect to capital lease obligations;

             (f) Indebtedness (other than Senior Indebtedness) related to any Permitted Liens; and

             (g) Extensions, renewals, refunding, refinancings, modifications, amendments and restatements of any of the items (a) through (f) above except as to an increase in the maximum amount of Senior Indebtedness pursuant to item
(b), which shall require the approval of Required Holders.

        6.2 LIENS. Create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

        6.3 DIVIDENDS, REDEMPTIONS, ETC. Do any of the following in excess of $250,000 in any fiscal year: (a) pay dividends or make any distributions on its Equity Securities; (b) purchase, redeem, retire, decease or otherwise acquire for value any of its Equity Securities; (c) return any capital to any holder of its Equity Securities; (d) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (e) set apart any sum for any such purpose; provided, however, that any Subsidiary may pay cash dividends to the Company.

        6.4 ERISA. Permit any retirement plan maintained by it to: (a) engage in any "prohibited transaction", (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any retirement plan in a manner that could result in the imposition of a Lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to
Section 4068 of ERISA.



                                       9.

        6.5 SERIES DD PREFERRED. Alter any of the rights, preferences or privileges of the Series DD Preferred as set forth as of the date of this Debenture in the Articles, or otherwise approve any action listed in Section 6 of the Articles.

7. EVENTS OF DEFAULT.

        The occurrence and continuation of any of the following shall constitute an "Event Of Default" under this Debenture and the other Transaction Documents:

        7.1 FAILURE TO PAY. The Company shall fail to pay (a) any principal payment within fifteen (15) days of the due date, or (b) any interest or other payment required under the terms of this Debenture or any other Transaction Document within fifteen (15) days of the due date; or

        7.2 BREACHES OF CERTAIN COVENANTS. The Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Sections 5 or 6 of this Debenture; or

        7.3 BREACHES OF OTHER COVENANTS. The Company or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Debenture or the other Transaction Documents (other than those specified in Sections 7.1 and 7.2) and (a) such failure shall continue for fifteen (15) days following the receipt of written notice by the Company, or (b) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within forty-five (45) days, either
(i) such failure shall continue for forty-five (45) days or (ii) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holder within the initial fifteen (15) day period; or

        7.4 REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by the Company to the Holder in writing signed by an officer of the Company in connection with this Debenture or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Debenture and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

        7.5 OTHER PAYMENT OBLIGATIONS. The Company or any of its Subsidiaries shall (a)(i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness, except the Senior Indebtedness, to be paid by such Person (excluding this Debenture and the other Transaction Documents but including any other evidence of Indebtedness of the Company or any of its Subsidiaries to the Holder) and such failure shall continue beyond any grace period provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (b) the effect of such failure or default is to cause the holder or holders thereof to cause, Indebtedness in an aggregate amount of Two Hundred Thousand Dollars ($200,000) or more to become due prior to its stated date of maturity;

        7.6 SENIOR INDEBTEDNESS PAYMENT OBLIGATIONS. The Company or any of its Subsidiaries shall (a)(i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness related to Senior Indebtedness, to be paid by such Person and such failure shall continue beyond any grace period provided with respect



                                      10.

thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness related to Senior Indebtedness, and (b) the effect of such failure or default is to cause the holder or holders thereof to cause, Indebtedness in an aggregate amount of Two Hundred Thousand Dollars ($200,000) or more to become due prior to its stated date of maturity; or

        7.7 VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. The Company or any of its Subsidiaries shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) be unable, or admit in writing its inability, to pay its debts generally as they mature, (c) make a general assignment for the benefit of its or any of its creditors, (d) be dissolved or liquidated in full or in part, (e) become insolvent (as such term may be defined or interpreted under any applicable statute), (f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (g) take any action for the purpose of effecting any of the foregoing; or

        7.8 INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

        7.9 JUDGMENTS. A final judgment or order for the payment of money in excess of Two Hundred Thousand Dollars ($200,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of the Company) shall be rendered against the Company or any of its Subsidiaries and the same shall remain unpaid for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

8. RIGHTS OF HOLDER UPON DEFAULT.

        Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 7.7 and 7.8) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7.7 and 7.8, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly



                                      11.

waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

9. CONVERSION.

        9.1 CONVERSION BY HOLDER. At any time prior to the Maturity Date, the Holder shall have the right, at such Holder's option, to convert this Debenture in accordance with the terms hereof, in whole or in part, into fully paid and nonassessable shares of Series DD Preferred. The number of shares of Series DD Preferred into which this Debenture may be converted shall be determined by dividing the aggregate amount of this Debenture to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The initial "Conversion Price" shall be equal to $5.50 per share. The Conversion Price shall be subject to adjustment from time to time pursuant to Section 10 hereof.

        9.2 CONVERSION BY THE COMPANY. In the event that the Company completes a Qualified Public Offering, the Company shall have the right, at the Company's option, to convert this Debenture, in accordance with the provisions hereof, in whole or in part, into fully paid and nonassessable shares of Series DD Preferred. The number of shares of Series DD Preferred into which this Debenture may be converted shall be determined by dividing the aggregate amount of this Debenture to be converted by the Conversion Price pursuant to Section 9.1 above, in effect at the time of such conversion.

        9.3 CONVERSION PROCEDURE.

             (a) CONVERSION PURSUANT TO SECTION 9.1. Before the Holder shall be entitled to convert this Debenture into shares of Series DD Preferred, it shall surrender this Debenture, duly endorsed, at the office of the Company and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 9.1, and shall state therein the amount of the unpaid principal amount of this Debenture to be converted and the name or names in which the certificate or certificates for shares of Series DD Preferred are to be issued. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to the Holder of this Debenture a certificate or certificates for the number of shares of Series DD Preferred to which the Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Debenture (if any principal amount is not converted) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture, including a check payable to Holder for any cash amounts payable as described in Section 9.4. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Debenture, and the Person or Persons entitled to receive the shares of Series DD Preferred upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series DD Preferred as of such date.

             (b) CONVERSION PURSUANT TO SECTION 9.2. If this Debenture is converted by the Company pursuant to Section 9.2 written notice shall be delivered to the Holder notifying the



                                      12.

Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Debenture to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Debenture. Upon such conversion of this Debenture, the Holder shall surrender this Debenture, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to such Holder a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Debenture, including a check payable to the Holder for any cash amounts payable as described in Section
9.4. Any conversion of this Debenture pursuant to Section 9.2 shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 9.2 and on and after such date the Person entitled to receive the shares issuable upon such conversion shall be treated for all purpose as the record Holder of such shares as of such date.

        9.4 FRACTIONAL SHARES; INTEREST; EFFECT OF CONVERSION. No fractional shares shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Holder any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence.

10. CONVERSION PRICE ADJUSTMENTS.

        10.1 ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event the Company at any time or from time to time after the date of issuance hereof fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Series DD Preferred or the determination of holders of Series DD Preferred entitled to receive a dividend or other distribution payable in additional shares of Series DD Preferred or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series DD Preferred (hereinafter referred to as "Series DD Preferred Equivalents") without payment of any consideration by such holder for the additional shares of Series DD Preferred or the Series DD Preferred Equivalents (including the additional shares of Series DD Preferred issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Series DD Preferred issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding shares.

        10.2 ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Series DD Preferred outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series DD Preferred then following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Series DD Preferred issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.



                                      13.

        10.3 ADJUSTMENTS FOR DILUTING ISSUANCES. In the event the Company shall Issue Additional Shares of Common Stock (as defined in the Articles), then in such event, the applicable Conversion Price (as defined in the Articles) shall be reduced pursuant to Section 4 of the Articles.

        10.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Series DD Preferred issuable upon the conversion of this Debenture is changed upon the approval of a majority of the holders of Series DD Preferred (on an as-if-converted basis) into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend of a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection), then, and in any such event, the Holder shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Series DD Preferred into which this Debenture would have been converted immediately prior to such reorganization, reclassification, or change.

        10.5 CONVERSION OF SERIES DD PREFERRED. Should all of the Company's Series DD Preferred be, or if outstanding would be, at any time prior to full payment of this Debenture, converted into shares of the Company's Common Stock in accordance with Section 4 of the Articles, then this Debenture shall immediately become convertible into that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Debenture had been converted in full and the Series DD Preferred received thereupon had been converted as a result of such event, and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (a) the aggregate Conversion Price of the maximum number of shares of Series DD Preferred into which this Debenture was convertible immediately prior to such conversion, by (b) the number of shares of Common for which this Debenture is convertible immediately after such conversion. In any such event, reference to Series DD Preferred Stock in this Section 10 shall be deemed to be reference to Common Stock.

        10.6 NOTICES OF RECORD DATE, ETC. In the event of:

             (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

             (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

             (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company (including any deemed liquidation pursuant to the Articles),



                                      14.

the Company will mail to Holder of this Debenture at least twenty (20) days prior to the earliest date specified above, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

        10.7 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series DD Preferred solely for the purpose of effecting the conversion of this Debenture into such number of its shares of Series DD Preferred (and shares of its Common Stock for issuance on conversion of such Series DD Preferred or this Debenture following any of the events specified in Section 10.5) as shall from time to time be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Series DD Preferred (and shares of its Common Stock for issuance on conversion of such Series DD Preferred or this Debenture following any of the events specified in
Section 10.5) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Debenture, without limitation of such other remedies as shall be available to the holder of this Debenture, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Series DD Preferred (and shares of its Common Stock for issuance on conversion of such Series DD Preferred or this Debenture following any of the events specified in Section 10.5) to such number of shares as shall be sufficient for such purposes.

11. SUCCESSORS AND ASSIGNS.

        Neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company without the prior written consent of the Required Holders, except in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of the Company, if no Event of Default has occurred or is continuing or results therefrom. Subject to the foregoing, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

12. WAIVER AND AMENDMENT.

        Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and Required Holders.

13. NOTICES.

        Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by a recognized overnight courier or personal delivery, addressed (a) if to the Holder, at such Holder's address as set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holder in writing. Any party hereto may by



                                      15.

notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

14. PAYMENT.

        Payment shall be made in lawful tender of the United States.

15. DEFAULT RATE.

        During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof and any accrued but unpaid interest at a rate per annum equal to thirteen percent (13%).

16. USURY.

        Anything in this Debenture to the contrary notwithstanding, the Company shall never be required to pay interest on this Debenture at a rate in excess of the Highest Lawful Rate (as hereinafter defined), and if the effective rate of interest which would otherwise be payable under this Debenture would exceed the Highest Lawful Rate, or if the maturity of this Debenture is accelerated for any reason before the Maturity Date or if the Holder shall otherwise receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Debenture to a rate in excess of the Highest Lawful Rate, or in the event of conversion of this Debenture prior to the Maturity Date, then (a) the amount of interest which would otherwise be payable under this Debenture shall be reduced to the maximum amount allowed under applicable law, and (b) any interest paid by the Company in excess of the Highest Lawful Rate shall be credited to the principal of this Debenture. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received by the Holder under this Debenture that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating, and spreading in equal parts during the period of the full stated term of this Debenture all interest at any time contracted for, charged or received by the Holder in connection herewith. The "Highest Lawful Rate" shall mean the maximum rate of interest which the Holder is permitted by applicable law to contract for, charge, or receive and as to which the Company could not successfully assert a claim or defense of usury.

17. EXPENSES.

        The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Holder with respect to the enforcement or attempted enforcement of any of the obligations of the Company to the Holder under the Transaction Documents or in preserving any of the Holder's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its Subsidiaries).



                                      16.

18. REPLACEMENT DEBENTURE.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Debenture and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new Debenture executed in the same manner as the Debenture being replaced, in the same principal amount as the unpaid principal amount of such Debenture and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Debenture.

19. GOVERNING LAW; INTERPRETATION.

        This Debenture and all actions arising out of or in connection with this Debenture shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. If any provision of this Debenture is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Debenture shall remain in full force and effect and Holder may at any time thereafter require payment in full of all amounts due hereunder.

20. WAIVER, REPRESENTATION.

        Presentment for payment, demand, notice of dishonor, protest, notice of protest, and stay of execution in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Debenture are hereby waived by the Company and its successors and assigns. Neither extension nor indulgence granted from time to time shall be construed as a novation of this Debenture or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of Holder herein. The liability of the Company shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of Holder in regard to the exercise of any right, power or remedy under this Debenture.

21. SECTION HEADINGS.

        The headings of Sections shall not be taken into account in interpreting the terms of this Debenture.



                                      17.

        IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first written above.


                                            REPEATER TECHNOLOGIES, INC.,
                                            a California corporation

                                            By:
                                               ---------------------------------
                                               Ken Kenitzer, President

                                               1150 Morse Avenue
                                               Sunnyvale, CA 94089



                                      18.